CERTIFICATE OF AMENDMENT

     The undersigned hereby certifies that she is the duly elected and incumbent Secretary of Union Acceptance Corporation, an Indiana corporation ("Company"), and that, by resolution of the Board of Directors of the Company duly adopted as of July 26, 2000, the first sentence of Article IV of the Union Acceptance Corporation 1999 Stock Incentive Plan was duly amended to read as follows:

          "IV. Stock Subject to the Plan. A total of 600,000 shares of Common Stock of the Company shall be reserved for issuance pursuant to Awards granted under the Plan.". . .

EXECUTED as of this __ day of October, 2000.


                                       /s/ Leeanne W. Graziani
                                       -----------------------------------
                                       Leeanne W. Graziani, Secretary